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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): August 21, 2001
                                                         ---------------


                      UNITED DOMINION REALTY TRUST, INC.
                      ----------------------------------
            (Exact name of registrant as specified in its charter)


          Virginia                      1-10524                   54-0857512
----------------------------    ------------------------    --------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation of                                     Identification No.)
       organization)


                400 East Cary Street,  Richmond, Virginia 23219
                -----------------------------------------------
              (Address of principal executive offices - zip code)


                                (804) 780-2691
                                --------------
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

On August 20, 2001, LF Strategic Realty Investors L.P. sold 100% (all 8,000,000 shares issued) of United Dominion Realty Trust, Inc. (the "Company") Series D Cumulative Convertible Redeemable Preferred Stock (the "Series D") to Security Capital Preferred Growth Incorporated ("SCPG"). As a condition of the transfer, the terms of the Series D have been modified as follows:

 . The Company has the right to purchase 2 million shares of the Series D in accordance with a predetermined schedule, provided that the volume weighted average price of the Company's common shares is $16.25 for a twenty day trading period (the "Option Shares"). The repurchase price payable shall be computed in accordance with the table below, expressed as a percentage of the liquidation preference, determined by the period in which the Option Shares repurchase date occurs, together with all accrued and unpaid dividends to and including the repurchase date:

          Option Shares Repurchase Date Occurs
                        During Period                      Repurchase Price
     ------------------------------------------------      ----------------
     August 20, 2001       to       December 31, 2001           102.5%

     January 1, 2002       to       June 30, 2002               102.0%

     July 1, 2002          to       December 31, 2002           101.5%

     January 1, 2003       to       June 30, 2003               101.0%

     July 1, 2003          to       December 6, 2003            100.5%

 . The Company has the right to cause SCPG to convert the Option Shares to common shares at $16.25, should the Company's common stock trade at $17.06 or higher for twenty consecutive days at any time during the life of the security.
 . Any lender acquiring the shares (or the converted common stock) through a default of SCPG is not bound by their sale/transfer limitation, but does have registration rights. Currently, this restriction prohibits more than 50% of the shares to be traded in any 12-month period.
 .   The holder of these shares is no longer entitled to Board representation.

All other terms of the security remain in effect. This security was originally issued on December 7, 1998, in connection with the AAC Merger, in which the Company issued eight million shares of newly created Series D Cumulative Convertible Redeemable Preferred Stock, with a liquidation preference of $25 per share. The Series D has no voting rights, no stated maturity and is not subject to any sinking fund. The Series D is currently convertible into 1.5385 shares of common stock at the option of the holder, at
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any time, at $16.25 per share. Except as modified, the Series D is not redeemable prior to December 7, 2003.

Mr. Robert Larson, who is the current representative of LF Strategic Realty Investors L.P. on the Company's Board of Directors, will remain on the Company's Board as Chairman.
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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   UNITED DOMINION REALTY TRUST, INC.



Date: August 21, 2001                        /s/ Christopher D. Genry
     ---------------------------             ------------------------
                                             Christopher D. Genry
                                             Executive Vice President and
                                                  Chief Financial Officer



Date: August 21, 2001                        /s/ Scott A. Shanaberger
     ---------------------------             ------------------------
                                             Scott A. Shanaberger
                                             Vice President and
                                                  Chief Accounting Officer